Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2004, with respect to the consolidated financial statements of HBMC Holdings, LLC and subsidiaries and our report dated March 17, 2004, with respect to the balance sheet of HomeBanc Corp. as of March 17, 2004 (date of inception) included in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-113777) and related Prospectus of HomeBanc Corp. for the registration of shares of the common stock of HomeBanc Corp.

Atlanta, Georgia

June 21, 2004